                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Asyst Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                               PRELIMINARY COPY

                           ASYST TECHNOLOGIES, INC.
                                48761 Kato Road
                              Fremont, CA  94538


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 2, 1999

To The Shareholders of Asyst Technologies, Inc.:

     Notice Is Hereby Given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation (the "Company"), will be held on Thursday, September 2, 1999 at 4:00 p.m. local time at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054 for the following purpose:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 shares.

3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending March 31, 1999.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on July 6, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                              By Order of the Board of Directors

                              /s/ James C. Kitch

                              James C. Kitch
                              Secretary



Fremont, California
July 29, 1999

     All Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                      1.

                           ASYST TECHNOLOGIES, INC.
                                48761 Kato Road
                               Fremont, CA 94538

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS

                               September 2, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on September 2, 1999, at 4:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054. The Company intends to mail this proxy statement and accompanying proxy card on or about July 29, 1999, to all shareholders entitled to vote at the Annual Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Beacon Hill Partners. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on July 6, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 6, 1999 the Company had outstanding and entitled to vote 12,207,928 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but except for Proposal 2 are not counted for any purpose in determining whether a matter is approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 48761 Kato Road, Fremont, CA 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                      2.

Shareholder Proposals

     The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 31, 2000. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is March 31, 2000.

                                      3.

                                  Proposal 1

                             Election Of Directors

     There are five nominees for the six Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all such directors having been elected by the shareholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       The Board Of Directors Recommends
                    A Vote In Favor Of Each Named Nominee.

Nominees

     The names of the nominees and certain information about them are set forth below:

                                               Principal Occupation/
Name                                 Age       Position Held With the Company
Mihir Parikh                         52        Chairman of the Board of Directors and Chief Executive Officer of the Company
Stanley Grubel                       57        Chief Executive Officer of MiCRUS
Tsuyoshi Kawanishi                   70        Senior Advisor of Toshiba Corporation
Ashok K. Sinha                       55        President of the Metal Deposition Product Business Group of Applied Materials, Inc.
Walter W. Wilson                     55        President of Solectron California Corporation

     Dr. Parikh has served as Chairman of the Board and Chief Executive Officer of the Company since July 1992. He has been a director of the Company since he founded the Company in 1984 and served as the Company's President and Chief Executive Officer from its inception to July 1992. From 1974 to 1984, he held various management positions with Hewlett-Packard and International Business Machines Corporation. Dr. Parikh received his Ph.D in Physics-Engineering from UC Berkeley.

     Mr. Grubel has served as a director of the Company since January 1997. Mr. Grubel has served as Chief Executive Officer of MiCRUS, a manufacturer of CMOS wafers since January 1, 1995. Between 1993 and 1995, he was a Director of Procurement and Capital Planning for International Business Machines Corporation. Since May 1999, he has served on the Board of Directors of Central Hudson Gas & Electric Corporation.

     Mr. Kawanishi has served as a director of the Company since February 1996. He has served as Senior Adviser of Toshiba Corporation ("Toshiba"), a manufacturer of electronic machinery and semiconductors, since June 1994. He previously held the position of Senior Executive Vice President at Toshiba from June 1990 to June 1994. Mr. Kawanishi also sits on the board of directors of Applied Materials, Inc. and Chartered Semiconductor Manufacturing Ltd. He is also president of Japan's Society for Electronics Packaging and Chairman of the Board of Singapore's Institute for Microelectronics.

                                      4.

     Dr. Sinha has served as a director of the Company since January 1997. Dr. Sinha has served as Group Vice President of Applied Materials, Inc., a semiconductor equipment manufacturer, since 1990 and is President of the Metal Deposition Product Business Group of Applied Materials, Inc.

     Mr. Wilson has served as a director of the Company since January 1995. Mr. Wilson has served as President of Solectron North America, a wholly-owned subsidiary of Solectron Corporation, a provider of manufacturing services to the electronics industry ("Solectron"), since September 1995, as President of Solectron California Corporation since September 1993 and as a Senior Vice President, Operations of Solectron since June 1990. Mr. Wilson also sits on the board of directors of Mylex Corporation.

     There are no family relationships among any of the directors or executive officers of the Company.

Board Committees and Meetings

     During the fiscal year ended March 31, 1999 the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of Mr. Wilson, a non-employee director. It met four times during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is presently composed of two non- employee directors: Messrs. Grubel and Sinha. During the fiscal year ended March 31, 1999, the Compensation Committee was composed of Messrs. Grubel and Sinha. It met two times during such fiscal year.

     During the fiscal year ended March 31, 1999 each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                      5.

                                  Proposal 2

      Approval Of Increase In Number Of Authorized Shares Of Common Stock

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of the State of California.

     In addition to the 12,207,928 shares of Common Stock outstanding at July 6, 1999, shares of Common Stock have been reserved and are available for issuance as follows: (i) 4,861,129 shares upon exercise of options granted under the Company's 1993 Stock Option Plan, and (ii) 700,000 shares upon exercise of options granted under the Company's 1993 Employee Stock Purchase Plan.

     Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

     The affirmative vote of the holders of a majority of the shares of Common Stock, will be required to approve this amendment to the Company's Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       The Board Of Directors Recommends
                        A Vote In Favor Of Proposal 2.

                                      6.

                                  Proposal 3

               Ratification Of Selection Of Independent Auditors

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1984. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.


                       The Board Of Directors Recommends

                        A Vote In Favor Of Proposal 3.

                                      7.

                            Additional Information

     The current executive officers of the Company, and their ages as of June 15, 1999, are as follows:

                                  Management

Name                            Age     Position
------------------------        ---     ---------------------------------------------------------------------------
Mihir Parikh                    52      Chairman of the Board and Chief Executive Officer
Terry L. Moshier                50      President and Chief Operating Officer
Anthony C. Bonora               56      Senior Vice President, Research and Development and Chief Technical Officer
Douglas J. McCutcheon           50      Senior Vice President, Chief Financial Officer
Dennis R. Riccio                48      Senior Vice President, Global Customer Operations

     Mr. Moshier has served as President and Chief Operating Officer of the Company since May 1997. From July 1996 to May 1997, Mr. Moshier served as Executive Vice President and Chief Operating Officer of the Company. From June 1995 to June 1996, Mr. Moshier was on the Advisory Board of the Arizona Technology Incubator Fund, a non-profit organization assisting start-up technology companies. Prior to such time, Mr. Moshier was Senior Vice President of Technology and Operations for Telxon Corporation, a designer and manufacturer of hand-held wireless computers, from November 1993 to June 1995. From June 1990 to October 1993, Mr. Moshier was Director of Operations of the Motorola Computer Group, a wholly-owned subsidiary of Motorola.

     Mr. Bonora joined Asyst in 1984 and has been Senior Vice President, Research and Development of the Company since 1986 and Chief Technical Officer since January 1996.

     Mr. McCutcheon joined the Company in January 1996 as Senior Vice President, Chief Financial Officer. From January 1991 to November 1995, Mr. McCutcheon was Vice President, Corporate Finance at Cadence Design Systems, Inc., a design automation software company. Prior to 1991, Mr. McCutcheon was President of Toshiba America Medical Credit, a captive financing subsidiary of Toshiba America.

     Mr. Riccio joined the Company in August 1998. From January 1997 to August 1998, Mr. Riccio served as President, USA Operations of Novellus Systems, Inc., a semiconductor equipment manufacturer. From 1989 to January 1997, Mr. Riccio held various senior management positions at Applied Materials Inc., a semiconductor equipment manufacturer.

                                      8.

                             Security Ownership of
                   Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 15, 1999 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                                                               Beneficial Ownership (1)
                                                                               ------------------------
                                                                                Number of     Percent of
     Beneficial Owner                                                             Shares         Total
     ----------------                                                             ------         -----
     Mihir Parikh(2)                                                             885,520           6.9%
        48761 Kato Rd.
        Fremont, CA 94538
     J.&W. Seligman & Co., Incorporated                                          796,800           6.5%
        100 Park Avenue
        New York, NY 10017
     Terry L. Moshier(3)                                                         138,980           1.1%
     Douglas J. McCutcheon(4)                                                     93,964           *
     Anthony C. Bonora(5)                                                         82,099           *
     Walter W. Wilson(6)                                                          28,584           *
     Tsuyoshi Kawanishi(7)                                                        21,584           *
     Stanley Grubel(8)                                                            16,084           *
     Ashok Sinha(9)                                                               16,084           *
     William Leckonby                                                              1,000           *
     All directors and officers as a group (9 persons)(10).                    1,283,899           9.72%

------------------------------
*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,185,520 shares outstanding on June 15, 1998, adjusted as required by rules promulgated by the SEC.

(2) Includes 196,900 shares held of record by Mihir & Nancy Parikh Living Trust, dated April 3, 1986, of which Dr. Parikh is a trustee. Also includes 46,600 shares held by a custodian for the benefit of Dr. Parikh's minor children, of which Dr. Parikh disclaims beneficial ownership. Includes 642,020 shares subject to stock options exercisable within 60 days of June 15, 1998.

(3) Includes 138,980 shares subject to stock options exercisable within 60 days of June 15, 1998.

(4) Includes 92,435 shares subject to stock options exercisable within 60 days of June 15, 1998.

(5) Includes 66,387 shares subject to stock options exercisable within 60 days of June 15, 1998.

(6) Includes 27,000 shares subject to stock options exercisable within 60 days of June 15, 1998.

(7) Includes 20,000 shares subject to stock options exercisable within 60 days of June 15, 1998.

(8) Includes 14,500 shares subject to stock options exercisable within 60 days of June 15, 1998.

(9) Includes 14,500 shares subject to stock options exercisable within 60 days of June 15, 1998.

(10) Includes an aggregate of 1,015,822 shares held by all directors and executive officers that are subject to options exercisable within 60 days of June 15, 1998. See Notes (2) through (9), above.

                                      9.

Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            Executive Compensation

Compensation of Directors

     Stanley Grubel, Tsuyoshi Kawanishi, Ashok Sinha, and Walter W. Wilson each received a retainer of $10,000 for service on the Board of Directors, including any committee thereof, and $1,000 for each Board meeting that they attended for the fiscal year ended March 31, 1999. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Prior to April 1, 1999 each non-employee director of the Company also received stock option grants under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) were eligible to receive options under the Directors' Plan.

     During fiscal 1998, the following directors received options under the Directors' Plan: Mr. Grubel and Dr. Sinha were each granted an option to purchase 6,000 shares of Common Stock at an exercise price of $23.813 per share in January 1999; Mr. Kawanishi was granted an option to purchase 6,000 shares of Common Stock at an exercise price of $23.063 per share in February 1999; and Mr. Wilson was granted an option to purchase 6,000 shares of Common Stock at an exercise price of $23.75 per share in January 1999.

     Effective April 1, 1999, the Company terminated the Directors' Plan in order to revise the compensation program for non-employee directors by replacing the annual grant of options under the Directors' Plan with an annual award of shares of Common Stock pursuant to the 1993 Stock Option Plan.

     Under the new program, non-employee directors receive annually, at the time of their re-election, shares of Common Stock with a then current value of $30,000. For purposes of calculating the number of shares of Common Stock into which this dollar amount translates, Common Stock is valued at its opening price on the Nasdaq National Market on the award date.

     Unless a director elects otherwise for any fiscal year of the Company, the shares are awarded on a deferred basis (vesting over 12 months) by credit to a Common Stock account, which fluctuates in value with the market value of the Common Stock. A director who elects to receive shares of Common Stock currently receives 60 percent of their dollar value in shares and the other 40 percent in cash toward the tax liability on the award.

     The new program also establishes a Common Stock ownership objective for non-employee directors. Each director is expected to accumulate, over the first three years of Board service beginning on or after April 1, 1999, the number of shares of Common Stock that is equal in market value to three times the dollar value of the annual Common Stock award ($90,000). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level.

                                      10.

     The intent of the new program is to encourage the acquisition and retention of Common Stock by directors, evidencing alignment of their interests with the interests of shareholders. In order to make the transition to the new program and facilitate achievement of the Common Stock ownership objective, the Company made a one-time award to current non-employee directors, on a deferred basis (vesting over 24 months), of shares of Common Stock with a value on the date of award of $30,000.

     Also, in the future, on appointment or election to the Board, each new director will receive, on a deferred basis (vesting over 36 months), shares of Common Stock with a value on their date of award of $90,000. The award is in lieu of the grant of 14,000 options at fair market value, vesting annually over four years, under the Directors' Plan.

                                      11.

                      Compensation of Executive Officers

                            Summary of Compensation

     The following table shows for the fiscal year ended March 31, 1999 compensation awarded or paid to, or earned by the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers who earned over $100,000 during the fiscal year (the "Named Executive Officers"), except as disclosed below, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid by the Company during the fiscal year ended March 31, 1999 to any of the Named Executive
Officers:

                                                   Annual Compensation      Long Term Compensation Awards
                                                   -------------------      -----------------------------
                                          Fiscal                              Options          All other
Name and principal position               Year    Salary     Bonus(1)       (# shares)       Compensation
---------------------------               ----    ------     --------       ----------       ------------
Mihir Parikh                                1999   $275,393        --          500,000       $11,458(2)
Chairman of the Board and                   1998   $285,038  $395,300          100,000       $13,569(3)
Chief Executive Officer                     1997   $249,519  $145,000          100,000       $11,644(4)

Terry L. Moshier                            1999   $214,999        --          150,000       $ 7,522(5)
President and                               1998   $212,865  $213,520           50,000       $33,597(6)
Chief Operating Officer                     1997   $141,538  $ 90,000          150,000            --

Douglas J. McCutcheon                       1999   $175,000        --           75,000       $ 3,009(7)
Senior Vice President and                   1998   $174,096  $128,810           30,000       $ 6,091(8)
Chief Financial Officer                     1997   $163,096  $ 80,300           10,000       $ 5,381(9)

Anthony C. Bonora                           1999   $164,999        --          125,000            --
Senior Vice President,                      1998   $171,207  $157,580           40,000       $ 5,218(9)
Research and Development                    1997   $158,827  $ 80,500           30,000       $ 2,381(9)
and Chief Technical Officer

William R. Leckonby                         1999   $236,978        --               --       $ 5,382(10)
Former President and Chief Operating        1998   $208,576  $ 41,000           10,000       $13,599(11)
Officer of Asyst Software Incorporated      1997   $150,000  $ 64,400           20,000       $ 5,404(12)

------------------------------
(1) The Company's officers are eligible for annual cash bonuses under the terms of the Company's Executive Bonus Plans, adopted each fiscal year. Payments of bonuses are based upon achievement of specified financial objectives determined by the Board of Directors at the beginning of each fiscal year. Financial objectives are based, in part, on the Company's operating budget and results of operations.

(2) Consists of the following payments made by the Company: (i) $6,231 car allowance, (ii) $2,877 for premiums of term life and supplemental disability, (iii) $2,350 in matching contribution to the Company's 401(k) plan.

(3) Consists of the following payments made by the Company: (i) $6,000 car allowance, (ii) $2,819 for premium for term life and supplemental disability and (iii) $4,750 in matching contribution to the Company's 401(k) plan.

(4) Consists of the following payments made by the Company: (i) $6,000 car allowance, (ii) $600 for premiums for term life and supplemental disability insurance, (iii) $5,044 in matching contribution to the Company's 401(k) plan and (iv) reimbursements for certain incidental expenses.

(5) Consists of the following payments made by the Company: (i) $6,000 car allowance and (ii) $1,522 for premiums for term life insurance and supplemental disability insurance.

(6) Consists of the following payments made by the Company: (i) $6,000 car allowance, (ii) $1,347 for premiums for term life insurance and supplemental disability life insurance, (iii) reimbursements for certain incidental expenses, and (iv) $26,250 loan forgiveness pursuant to a loan agreement between the Company and Mr. Moshier.

                                      12.

(7) Consists of the following payments made by the Company: (i) $1,733 for term life and supplemental disability and (ii) $1,276 in matching contribution to the Company's 401(k) plan.

(8) Consists of the following payments made by the Company: (i) $1,249 for premiums for term life and supplemental disability and (ii) $4,842 in matching contribution to the Company's 401(k) plan.

(9)  Consists of matching contributions to the Company's 401(k) plan.

(10) Consists of the following payments made by the Company: (i) 4,361 car allowance and (ii) 1,921 for premium for term life and supplemental disability.

(11) Consists of the following payments made by the Company: (i) $6,000 for car allowance, (ii) $3,394 for premiums for term life and supplemental disability and (iii) $4,205 in matching contributions to the Company 401(k) plan.

(12) Consists of the following payments made by the Company: (i) $4,500 for car allowance and (ii) $540 in matching contributions to the Company's 401(k) plan.

                                      13.

                       Stock Option Grants and Exercises

     The Company grants options to its executive officers under its 1993 Stock Option Plan (the "1993 Plan"). As of June 15, 1999, options to purchase 3,718,194 shares were outstanding under the 1993 Plan and options to purchase 308,559 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended March 31, 1999 certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       Option Grants in Last Fiscal Year

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                                                      Annual Rates of
                                                                                        Stock Price
                                                                                      Appreciation for
                                 Individual Grants                                     Option Term(3)
                                 -----------------                                     --------------
                               Number       % of Total
                                 of          Options
                             Securities     Granted to
                             Underlying     Employees      Exercise
                              Options       in Fiscal       Price      Expiration
Name                        Granted (1)      Year(2)        ($/Sh)       Date        5%($)       10%($)
----                        -----------      -------        ------       ----        -----       ------
Mihir Parikh                    400,000        20.75%        $13.75     05/13/07  $3,458,720   $8,765,400
Mihir Parikh                    100,000         5.18%        $6.875     05/13/07  $  432,310    1,095,640
Terry L. Moshier                150,000         7.78%        $6.875     05/13/07  $  648,465   $1,643,460
Douglas J. McCutcheon            75,000         3.89%        $6.875     05/13/07  $  324,233   $  821,730
Anthony C. Bonora               125,000         6.48%        $6.875     05/13/07  $  540,388   $1,369,550
William R. Leckonby                  --           --             --           --          --           --

----------------------
(1) Unless otherwise noted, options granted are subject to standard vesting and become exercisable at a rate of 2.38% of the shares subject to the option at the end of each month for 42 months following a six month waiting period with no vesting. The term of the options is 10 years.

(2) Based on an aggregate of 1,927,128 options granted to directors and employees of the Company in fiscal 1999 including the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

                                      14.

     The following table shows the number and value of the unexercised options held by each of the Named Executive Officers at March 31, 1999:

   Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

                                                                   Number of            Value of
                                                                   Securities          Unexercised
                                                                   Underlying         In-the-Money
                                                                  Unexercised        Options/SARs at
                                                                Options/SARs at        FY-End ($)
                                                                   FY-End (#)         Exercisable/
                             Shares Acquired        Value         Exercisable/      Unexercisable(2)
        Name                 on Exercise (#)   Realized ($)(1)   Unexercisable
-----------------------      ---------------   ---------------  ----------------  ------------------
Mihir Parikh                               0      $      0      595,888/199,112   $  346,045/755,253
Terry L. Moshier                           0             0      109,965/240,035   $360,360/1,251,390
Douglas J. McCutcheon.                     0             0       75,978/124,022   $   48,760/518,465
Anthony C. Bonora.                     7,500      $103,875       50,312/159,888   $   82,215/880,492
William R. Leckonby                       --            --                   --                   --

____________
(1) Based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price of the options.

(2) Based on the fair market value of the Company's Common Stock as of March 31, 1999 minus the exercise price of the options.

                                      15.

         Report of the Compensation Committee of the Board of Directors
                          on Executive Compensation/1/

     The Compensation Committee is responsible for establishing the Company's compensation programs including salaries, bonuses (if any) and stock ownership programs for all employees, including the Chief Executive Officer and the other executive officers. The Compensation Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term shareholder value. Key elements of this philosophy are:

     . The Company pays competitively with leading companies with which it competes for talent. The Company regularly compares its pay practices with high-growth Silicon Valley companies in the semiconductor capital equipment industry and selected companies appearing in compensation surveys published by the American Electronics Association, and sets it pay parameters based on this review. When using comparative data, the Company attempts to set its compensation levels in a range which is competitive with management compensation at the companies examined.

     . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     . The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

     Base Salary. The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee makes a subjective assessment of, in order of importance, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight of these factors in the case of a particular individual's compensation may vary.

     Annual Incentive. The Company's Executive Bonus Plan (the "Bonus Plan") adopted each year, is a variable pay program pursuant to which officers and other senior managers of the Company may earn additional annual compensation. The actual incentive award earned depends on the extent to which the Company's articulated objectives are achieved. At the start of each year, the Compensation Committee reviews and approves the annual performance objectives for the Company and establishes an individual bonus pool for each executive officer. For fiscal 1999, the goal was based on a targeted level of operating earnings per share and individual performance objectives. The Company paid no bonuses to the executive officers during fiscal 1999.

     Individual awards are determined by evaluating the Company's performance against the goal and allocating a pro rata portion of the individual award pool based on the Company's performance against objectives during the year.

     Long-Term Incentives. The Company's long-term incentive program currently consists of: (i) the 1993 Stock Option Plan; (ii) the 1993 Employee Stock Purchase Plan (the "Purchase Plan"); (iii) the Long-Term Incentive Compensation Plan (the "LTIP"); and (iv) the new non-employee director compensation program as described on page 10 of this proxy statement. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company and provide equity incentives to build long-term shareholder value. The size of

_________________
/1/ The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in such filing.

                                      16.

option grants is determined based on competitive practices at leading companies in the industry and the Company's philosophy of significantly linking executive compensation with shareholder interests. The Compensation Committee attempts to set equity compensation levels in the mid-range of comparable companies. In making awards, the Compensation Committee considers the number, value and vesting of an officer's outstanding options. The purpose of the Purchase Plan is to provide a means by which key employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions. Compensation payable under the LTIP is based on long-term corporate performance and is tied to an increase in shareholder value. The Board adopted the LTIP in order to provide incentive compensation for key executives responsible for the success of the Company and to attract talented new executives.

Corporate Performance and Chief Executive Officer Compensation

     The Compensation Committee set Dr. Parikh's base annual salary for fiscal year 1999 at approximately $275,186. This amount was intended to provide an annual cash compensation level in the range of salaries of comparable companies. In setting this amount, the Compensation Committee took into account (i) the scope of Dr. Parikh's responsibility and (ii) the Compensation Committee's confidence in Dr. Parikh to lead the Company's continued development.

     Dr. Parikh also received a stock option grant covering 500,000 shares in fiscal year 1999 to maintain his equity incentive position consistent with the objectives set forth above.

     In order to ensure the retention of Dr. Parikh as Chief Executive Officer of the Company, on April 1, 1999 the Company entered into an employment agreement with Dr. Parikh, effective as of April 1, 1998. The essential provisions of such agreement are listed on page 19 of this proxy statement. The agreement sets Dr. Parikh's initial base salary at a minimum of $325,000 annually, which was not put into effect during fiscal 1998. The Compensation Committee shall review his base salary for increase no less often than annually. In addition, during the employment term, Dr. Parikh is eligible to receive annual bonuses and to participate in the Company's stock award/option grant plans and the LTIP. Also, he is eligible to participate in any benefit plans maintained by the Company for its employees.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Nevertheless, the Compensation Committee has determined that options granted under the Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as performance based compensation. The Compensation Committee intends to continue to evaluate the effects of the statute and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Conclusion

     Through the programs described above, a significant portion of the Company's compensation program for its senior executive officers is contingent on Company performance, and realization of benefits is closely linked to increases in long-term shareholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                Stanley Grubel
                                Ashok K. Sinha

                                      17.

          Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Measurement Comparison/2/

     The following graph shows the total shareholder return of an investment of $100 in cash on April 1, 1994 for (i) the Company's Common Stock, (ii) the Nasdaq Market Index ("Nasdaq Market Index"), as calculated by Media General, and
(iii) the Media General Industry Group 355 Index--Special Industry Machinery, except Metalworks, a published index ("SIC Code Index"). All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year:

                                  1994       1995       1996       1997       1998      1999
                                 ------     ------     ------     ------     ------    ------
Asyst Technologies Inc..........   100      306.25     189.58     162.50     387.50    229.17
SIC Code Index..................   100      134.44     141.10     169.54     223.62    244.40
Nasdaq market Index.............   100      106.09     142.70     169.64     241.26    315.28

________________
/2/ The material in this performance graph is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the 1994 Act or the 1934 Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

                                      18.

                             Certain Transactions

     In August 1997, the Company loaned $200,000 (the "Moshier Loan") to Terry Moshier, President and Chief Operating Officer of the Company, in order to assist Mr. Moshier with the purchase of a new residence as part of his relocation to California. The Moshier Loan has an interest rate of 4% per annum while Mr. Moshier is an employee of the Company and 6.39% per annum if Mr. Moshier's employment with the Company terminates for any reason. The Moshier Loan is secured by a second deed of trust on Mr. Moshier's California residence. The Moshier Loan terminates and shall be immediately due and payable upon the earlier of (i) September 1, 2002, (ii) 90 days after the termination of Mr. Moshier's employment for any reason, (iii) a default on the repayment of any principal or interest on the Moshier Loan, (iv) a default on the first mortgage on the property, (v) the sale or transfer of the property or (vi) the insolvency of Mr. Moshier. As of June 15, 1999, $223,626 of principal and interest was outstanding under the Moshier Loan.

     In addition, in August 1997 the Company loaned Mr. Moshier $180,000 (the "Second Moshier Loan") in order to facilitate his relocation to California. The Second Moshier Loan has an interest rate of 6.39% and is secured by a pledge of all of the shares of Company Common Stock that Mr. Moshier owns or that he may subsequently acquire. The Second Moshier Loan shall be forgiven equally over a 48 month period; provided, however, that if Mr. Moshier's employment is terminated without cause or by his death, the Second Moshier Loan shall be forgiven in full. The Second Moshier Loan shall terminate and be immediately due and payable upon the earlier of (i) 90 days after Mr. Moshier's voluntary termination, (ii) Mr. Moshier's insolvency or (iii) Mr. Moshier's termination for cause. As of June 15, 1999, $100,895 of principal and interest was outstanding under the Second Moshier Loan.

     On September 30, 1997, the Company entered into an asset purchase agreement with Palo Alto Technologies, Inc. ("PAT") pursuant to which the Company sold to PAT certain intellectual property rights and office equipment which were owned or licensed by Asyst Automation, Inc. (a discontinued operation) in consideration for quarterly "Earn-Out Payments" up to an aggregate of $2.0 million. The "Earn-Out Payments" are equal to 4.0 percent of PAT gross revenue. The Company may convert the right to receive such "Earn-Out Payments" into shares of PAT securities at the closing of certain issuances of securities by PAT. In addition, PAT granted the Company the non-exclusive, worldwide right to distribute and sell any of PAT's products on PAT's most favorable distributor terms and conditions; except PAT may grant exclusive distribution rights to particular markets so long as such rights are first offered to the Company and the Company does not accept the offer. Such distribution rights shall terminate on the earlier of (i) the fifth anniversary of such agreement or (ii) if the Company begins selling its own products which are directly competitive with PAT's products. The Chairman and Chief Executive Officer of the Company is the Chairman and principal shareholder of PAT. The parties have agreed that the Chairman and Chief Executive Officer of the Company and one other officer of the Company may be advisors or directors of PAT while employed full time by the Company.

     On April 1, 1999, the Company entered into an employment agreement, effective as of April 1, 1998, with Mihir Parikh (the "Agreement") that provided for the following:

     . Term. The term of employment commenced on April 1, 1998 and extends for three years, renewing daily, so that, absent notice by either party to the other of an intent not to continue the term, the term shall always be three years.

     . Compensation and Benefits. The Agreement sets Dr. Parikh's initial base salary at a minimum of $325,000 annually, which was not put into effect during fiscal 1998. The Compensation Committee shall review his base salary for increase no less often than annually. In addition, during the employment term, Dr. Parikh is eligible to receive annual bonuses and to participate in the Company's stock award/option grant plans and the LTIP. Also, he is eligible to participate in any benefit plans maintained by the Company for its employees.

     . Termination of Employment. If the Company terminates Dr. Parikh's employment without Cause or if he terminates his employment for Good Reason, either before or within six months following a Change in Control (all as defined in the Agreement), he will be entitled to receive a lump-sum cash payment equal to the present value of (a) three times his then annual base salary and (b) three times an annual average bonus amount, determined under a formula spelled out in the Agreement. He will also be entitled to all benefits that were payable to him at the time of termination and to continued participation, for 18 months thereafter, in the health and life insurance plans of the Company in which he was then a participant.

                                      19.

     . Reduction in Payments. If any payment to be made to Dr. Parikh under the Agreement would constitute an "excess parachute payment" under the Internal Revenue Code, it will be reduced to a level such that no portions of the amount payable to him will lose its tax-deductibility to the Company; provided, however, that any such reduction shall be made only if and to the extent that it will result in his receipt of payments that are greater than the net amount that he would receive (after application of the applicable excise tax) if no reduction were made.

     . Confidentiality and Nonsolicitation. Under the Agreement, Dr. Parikh may not disclose at any time confidential information about the Company that he acquires during his employment. In addition, during the term of employment and for one year thereafter (unless, his employment terminates without Cause or for Good Reason), he may not solicit employees or customers away from the Company.

     In November 1998, the Company loaned $350,000 (the "Riccio Loan") to Dennis Riccio, Senior Vice President, Global Customer Operations of the Company, in order to assist Mr. Riccio with the purchase of a new residence as part of his relocation to California. The Riccio Loan has an interest rate of 4.47% per annum. The Riccio Loan is secured by a deed of trust on certain real property owned by Mr. Riccio in Texas. The Riccio Loan terminates and shall be immediately due and payable upon the earlier of (i) May 31, 2000, (ii) 30 days after the termination of Mr. Riccio's employment for cause or after Mr. Riccio's resignation, or (iii) the insolvency of Mr. Riccio. As of June 15, 1999, the entire principle and interest thereon was outstanding under the Riccio Loan.

     In addition, in February 1999, the Company loaned Mr. Riccio $450,000 (the "Second Riccio Loan") in order to facilitate his relocation to California. The Second Riccio Loan has an interest rate of 4.64% and is secured by a second deed of trust on Mr. Riccio's California residence. The Second Riccio Loan terminates and shall be immediately due and payable upon the earlier of (i) January 31, 2004, (ii) 30 days after the termination of Mr. Riccio's employment for cause or after Mr. Riccio's resignation, or (iii) the insolvency of Mr. Riccio. As of June 15, 1999, the entire principle and interest thereon was outstanding under the Second Riccio Loan.

     The Company intends to loan $75,000 (the "Third Moshier Loan") to Terry Moshier in order to assist Mr. Moshier with the payment of income taxes. The Third Moshier Loan will have an interest rate of 4.98% per annum while Mr. Moshier is an employee of the Company. The Third Moshier Loan will be secured by a pledge of all of the shares of Company Common Stock that Mr. Moshier owns or that he may subsequently acquire. The Third Moshier Loan will terminate and be immediately due and payable upon the earlier of (i) five years following the date of the Third Moshier Loan, (ii) 90 days after the termination of Mr. Moshier's employment for any reason, or (iii) the insolvency of Mr. Moshier.

                                     20.

                                 Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                         By Order of the Board of Directors

                         /s/ James C. Kitch
                         James C. Kitch

                         Secretary

July 29, 1999

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 1999 is available without charge upon written request to: Douglas J. McCutcheon, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538.

                                      21.

                           ASYST TECHNOLOGIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 2, 1999

     The undersigned hereby appoints Mihir Parikh and Douglas J. McCutcheon, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc. to be held at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054 on Thursday, September 2, 1999 at 4:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Management recommends a vote for the nominees for director listed below.

Proposal 1:  To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

[_]  For all nominees listed below               [_] Withhold Authority
     (except as marked to the contrary               to vote for all nominees
     below).                                         listed below.

Nominees: Mihir Parikh, Stanley Grubel, Tsuyoshi Kawanishi, Ashok K. Sinha,
          Walter W. Wilson

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

_______________________________________________________________________________
_______________________________________________________________________________

                           (Continued on other side)

                                      1.

                          (Continued from other side)

Management recommends a vote for Proposals 2 and 3.

Proposal 2:    To approve an amendment to the Company's Amended and Restated
               Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 shares.

          [_]  For              [_]   Against          [_]  Abstain


Proposal 3:    To ratify selection of Arthur Andersen LLP as independent
               auditors of the Company for its fiscal year ending March 31, 2000.

          [_]  For              [_]   Against          [_]  Abstain

DATED _________________          __________________________________________
                                 __________________________________________
                                                SIGNATURE(S)


                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                      2.